Filed pursuant to Rule 424(b)(3)

Registration No. 333-287821

Prospectus

7,000,000 Ordinary Shares to be sold by the Selling Shareholders

Everbright Digital Holdings Limited

This prospectus relates to the offer and resale, by the Selling Shareholders identified in this prospectus, of up to 7,000,000 ordinary shares with US$0.00004 par value per share (“Ordinary Shares”) of Everbright Digital Holdings Limited (“Everbright Cayman” or the “Company”), a Cayman Islands exempted company with limited liability. Our Ordinary Shares trade on the Nasdaq Stock Market under the symbol “EDHL.” On June 10, 2025, the closing price of our Ordinary Shares was $4.8200 per share.

The Selling Shareholders are identified in the table commencing on page 29 of this prospectus. The Selling Shareholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices. No underwriter or other person has been engaged to facilitate the sale of the Ordinary Shares in this offering. The Selling Shareholders may be deemed underwriters of the Ordinary Shares that it is offering. We will not receive any of the proceeds from such sales of the Ordinary Shares. We will bear all costs, expenses, and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Shareholders will bear all commissions and discounts, if any, attributable to their sale of Ordinary Shares. See “Plan of Distribution” beginning on page 30.

Throughout this prospectus, unless the context indicates otherwise, any references to “Everbright Cayman,” “the Company,” or “our Company” are to Everbright Digital Holding Limited, a Cayman Islands holding company.

The Company is a Cayman Islands holding company that conducts its operations and operates its business in Hong Kong through its subsidiary, Hong Kong United Metaverse Limited. Investors are cautioned that you are not buying shares of a Hong Kong-based operating company but instead are buying shares of a Cayman Islands holding company with operations conducted by our subsidiary based in Hong Kong and that this structure involves unique risks to investors. See “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which We Operate — Investors are cautioned that you are buying shares of a Cayman Islands holding company with operations conducted in Hong Kong by its subsidiary” which is incorporated by reference from the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission on May 16, 2025 (File No.: 001-42602).

Furthermore, Chinese regulatory authorities could change the rules and regulations regarding foreign ownership in the industry in which the Company operates, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. Investors in our Ordinary Shares should be aware that they do not directly hold equity interests in the operating subsidiaries in Hong Kong, but rather are purchasing equity in Everbright Digital Holding Limited, our Cayman Islands holding company, which indirectly owns 100% equity interest in the operating subsidiaries in Hong Kong. See “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which We Operate” which is incorporated by reference from the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission on May 16, 2025 (File No.: 001-42602).

Everbright Digital Holding Limited, or Everbright Cayman, is a holding company incorporated in the Cayman Islands with no material operations of its own, and we conduct all our operations in Hong Kong through Hong Kong United Metaverse Limited, or HKUML. References to the “Company,” “we,” “us,” and “our” in the prospectus are to Everbright Cayman, the Cayman Islands entity that will issue the Ordinary Shares being offered, and its subsidiaries. References to “HKUML” or “Operating Subsidiary” are to our sole operating subsidiary as of the date of this prospectus. This is an offering of the Ordinary Shares of Everbright Cayman, the holding company in the Cayman Islands, instead of the shares of HKUML. Investors in this offering may never directly hold any equity interests in HKUML.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Item 3.D. Risk Factors” which is incorporated by reference from the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission on May 16, 2025 (File No.: 001-42602).

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and are, therefore, eligible for reduced public company reporting requirements. Please read “Emerging Growth Company Status” beginning on page 20 and “Foreign Private Issuer Status” beginning on page 20 for more information.

We are a “controlled company” as defined under the Nasdaq Listing Rules, because Dr. Leung Chun Yip, our controlling shareholder who beneficially owns approximately 67.52% of the aggregate voting power of our issued and outstanding Ordinary Shares, will continue to own more than a majority of the voting power of our outstanding Ordinary Shares. As a result, Dr. Leung Chun Yip can control the outcome of matters submitted to the shareholders for approval. Additionally, we may elect to take advantage of certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders. For a more detailed discussion of the risk of the Company being a controlled company, see “Risk Factors — Our corporate actions will be substantially controlled by our Controlling Shareholder, Dr. Leung Chun Yip, which has the ability to control or exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your Ordinary Shares and materially reduce the value of your investment. Additionally, we are deemed to be a “controlled company and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders” which is incorporated by reference from the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission on May 16, 2025 (File No.: 001-42602) and “Prospectus Summary — Implication of Being a Controlled Company” on page 19 of this prospectus.

Everbright Digital Holdings Limited is not a PRC or Hong Kong operating company, but a holding company incorporated in the Cayman Islands. As a holding company with no material operations, Everbright Digital Holdings Limited conducts all of its operations in Hong Kong through its subsidiary, Hong Kong United Metaverse Limited (the “Operating Subsidiary”), which was incorporated in Hong Kong. Investors are cautioned that you are not buying shares of a Hong Kong-based operating company but instead are buying shares of a Cayman Islands holding company with operations conducted by our subsidiary based in Hong Kong. This structure involves unique risks to the investors, and the PRC regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of our Ordinary Shares, including that such event could cause the value of such securities to significantly decline or become worthless. For more details, see “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which we Operate — Investors are cautioned that you are buying shares of a Cayman Islands holding company with operations conducted in Hong Kong by its subsidiary” which is incorporated by reference from the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission on May 16, 2025 (File No.: 001-42602).

We are subject to certain legal and operational risks associated with having all business operations in Hong Kong, a Special Administrative Region of the PRC, as well as the risks associated with having clients who are Mainland China individuals or companies that have shareholders or directors that are Mainland China individuals. We are also subject to the risks of uncertainty about any future actions the PRC government or authorities in Hong Kong may take in this regard. Such risks may include changes in the legal, political, and economic policies of the Chinese government, the relations between China and the United States, and Chinese or United States regulations that may materially and adversely affect our business, financial condition, results of operations and the market price of the Ordinary Shares. Any such changes could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of offered securities to significantly decline or become worthless. PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Recently, the PRC government initiated a series of regulatory actions and made statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on the daily business operation of our HK subsidiary. Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, or in the event that we or the Operating Subsidiary were to become subject to PRC laws and regulations, we could incur material costs to ensure compliance, and we or the Operating Subsidiary might be subject to fines, experience devaluation of securities or delisting, no longer be permitted to conduct offerings to foreign investors, and/or no longer be permitted to continue business operations as presently conducted. See “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which the We Operate” incorporated by reference from the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission on May 16, 2025 (File No.: 001-42602).

Our Ordinary Shares may be prohibited from trading on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the Public Company Accounting Oversight Board (“PCAOB”) determines that it is unable to inspect or fully investigate our auditor and as a result the exchange where our securities are traded may delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB was unable to inspect or investigate completely certain named registered public accounting firms headquartered in Mainland China and Hong Kong.

Our auditor, Onestop Assurance PAC, the independent registered public accounting firm that issues the audit report for the fiscal year ended December 31, 2024, 2023 and 2022, is currently subject to PCAOB inspections and the PCAOB is able to inspect our auditor. Onestop Assurance PAC, headquartered in Singapore, has been inspected by the PCAOB on a regular basis. Our auditor is not headquartered in Mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the PCAOB determinations. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit Onestop Assurance PAC to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PACOB expands the scope of the Determination so that we are subject to the HFCAA, as the same may be amended, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange. See “Prospectus Summary — Implications of the Holding Foreign Companies Accountable Act (the “HFCAA”)” on page 16 of this prospectus and “Risk Factors — Risks Related to Our Ordinary Shares — “Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three” which is incorporated by reference from the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission on May 16, 2025 (File No.: 001-42602). We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected.

Our management monitors the cash position of each entity within our organization regularly and prepares budgets on a monthly basis to ensure each entity has the necessary funds to fulfill its obligation for the foreseeable future and to provide adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors, we will enter into an intercompany loan for the applicable subsidiary.

Everbright Cayman is permitted under the laws of the Cayman Islands to provide funding to Everbright BVI through loans or capital contributions without restrictions on the amount of the funds. Everbright BVI is permitted under the respective laws of BVI to provide funding to HKUML through dividend distribution without restrictions on the amount of the funds. There are no restrictions on dividend transfers from BVI to Hong Kong.

As a holding company, Everbright Cayman may rely on dividends and other distributions on equity paid by its subsidiaries for its cash and financing requirements. As of the date of this prospectus, Everbright Cayman and its subsidiaries do not have any plans to distribute earnings or settle amounts in the foreseeable future. During the fiscal years ended December 31, 2024 and 2023, no dividends or distribution have been made to date by our subsidiaries.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 11, 2025.

You should rely only on the information provided in this prospectus and any applicable prospectus supplement. Neither we nor the Selling Shareholders have authorized anyone to provide you with different information. Neither we nor the Selling Shareholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus and any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus, our business, financial condition, results of operations, and prospects may have changed.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we file with the SEC using a continuous offering process. Under this continuous offering process, the Selling Shareholders may, from time to time, offer and sell up to an aggregate of 7,000,000 Ordinary Share as described in the section titled “Plan of Distribution.”

You should read this prospectus, exhibits filed as part of the registration statement, and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find Additional Information” in this prospectus.

You should rely only on the information provided in this prospectus, exhibits filed as part of the registration statement, or documents incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. This prospectus covers offers and sales of our Ordinary Shares only in jurisdictions in which such offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Ordinary Shares. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

This prospectus may be supplemented from time to time to add, update, or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

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Conventions Which Apply to this Prospectus

Except where the context otherwise requires and for purposes of this prospectus only the term:

●	“China” or “PRC” refers to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan region, Hong Kong, and Macau;

●	“Controlling Shareholder” means Dr. Leung Chun Yip;

●	“HK$” or “Hong Kong dollars” refers to the legal currency of Hong Kong;

●	“Hong Kong” refers to Hong Kong Special Administrative Region of the People’s Republic of China;

●	“Mainland China” refers to the mainland of the People’s Republic of China; excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

●	“Ordinary Shares” refers to the Company’s ordinary shares, par value US$0.00004 per share;

●	“our Group”, “the Group”, “the Company” “we,” “us,” “or “our” refers to Everbright Digital Holdings Limited and its subsidiaries;

●	“SEC” refers to the United States Securities and Exchange Commission;

●	“Everbright BVI” refers to Everbright (BVI) Holding Limited;

●	“Everbright Cayman” refers to Everbright Digital Holdings Limited, a Cayman Islands exempted company;

●	“HKUML” or “Operating Subsidiary” refers to Hong Kong United Metaverse Limited; and

●	“US$” or “U.S. dollars” refers to the legal currency of the United States.

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PROSPECTUS SUMMARY

You should read this prospectus and any prospectus supplement, together with the additional information described under “Incorporation of Certain Documents by Reference” before you invest in any of the securities offered by this prospectus. We urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors” (The “Risk Factors” is incorporated by reference from the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission on May 16, 2025 (File No.: 001-42602)),“Special Note Regarding Forward-Looking Statements,” and the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, our 2024 Annual Report and other SEC reports before deciding whether to buy our Ordinary Shares.

We are an integrated marketing solutions provider in Hong Kong that is deeply involved in the metaverse and related technologies, and are committed to providing one-stop digital marketing services to support businesses through every stage of their development. Under the all-in-one service, our revenue is generated by providing tailored marketing solutions that address the specific needs of our clients in the context of the ever-developing nature of new forms of media. Operating in the digital marketing solutions industry, our comprehensive range of digital marketing solutions to our clients includes, but is not limited to, metaverse stimulation, virtual reality (VR) and augmented reality (AR) design and creation, creative event planning and management, IP character creation and social media marketing. Unlike firms which provide traditional marketing solutions with boilerplate design and marketing plans, we tailor our marketing solutions based on our clients’ needs, and work together with them to implement our customized design and execute marketing plan for their target customers.

We also take a hands-on approach to develop a custom metaverse solution for our clients by directly collaborating with suppliers on the design and implementation. We lead the strategic design and conceptualization of these offerings, determining key objectives, target audience, and the desired level of immersion and integration between the virtual and physical realms. We also identify the essential features to be included in the metaverse solution and provide guidelines to our suppliers, who then handle the technical execution. This involves building the 3D virtual environments, developing the augmented reality components, testing the final products to identify and address any technical issues, and optimizing the performance and stability of the complete solution.

We have achieved substantial growth while stabilizing at elevated revenue levels during the past three financial years. In the years ended December 31, 2022, 2023 and 2024, we recorded revenue of US$815,090, US$2,825,488 and US$ 2,761,798, respectively. For the same periods, we recorded net profit margins of 51.5%, 32.8%, and 13.7% respectively. We serve customers ranging from small and medium-sized businesses to sizeable regional conglomerates. Since the commencement of our business operations in 2021 through our subsidiary, HKUML, we have served over 20 corporate customers from a diverse array of industries, including real estate developers, concert organizers, and public charitable organizations to serve both their domestic and overseas customers. According to the China Insights Consultancy Report, the market we operate in, i.e. the Hong Kong’s digital marketing solution market, is highly fragmented and competitive with over 3,500 participants currently, and is still growing. In recent years, Hong Kong’s marketing solution market has grown steadily in years, though it was temporarily impacted by the COVID-19 pandemic in 2020, from HKD23.0 billion in 2018 to HKD30.4 billion in 2023. Among others, digital marketing solutions saw rapid growth post-pandemic, with the market size reaching HKD15.1 billion in 2023, marking it as the fastest-growing segment within the marketing solution industry. As for the digital marketing solution industry in Hong Kong, there are large digital marketing firms and multinational corporations, and also active participation from many small and medium-sized enterprises. Local digital marketing companies like us play a significant role in the Hong Kong market.

We believe that our employees are the key enablers of our success, a core strength and part of our competitive advantage. Looking into the future, we believe there are large opportunities within and beyond the industries we currently serve that represent a market potential multiple times larger than our opportunity today. We are committed to investing in a highly skilled workforce and dedicated to attracting, developing, and retaining top talent to support the expansion of our business in industries. Our focus on complex digital solutions enables us to provide higher value services and solutions for our clients, and through the projects we have designed, organized and managed, we believe that we are able to improve the awareness and reputation of the brands and products of our clients and thereby improving the sales and market share of our clients with the ultimate goal of achieving significant brand building and promoting the unique value of their products among their targeted recipients.

Competitive Strengths

We believe that the following strengths have contributed to our success and differentiate us from our peers:

We offer comprehensive, integrated, scalable and one-stop digital marketing solutions customized to the needs of our corporate customers

Established in 2021, we offer innovation solutions including metaverse stimulation, virtual reality (VR) and augmented reality (AR) design and creation, creative event planning and management, intellectual property (IP) character creation and social media marketing. Through these broadly diversified marketing services, complemented by our experienced and effective professional team, we are able to offer innovation, multi-dimensional, comprehensive and high quality one-stop integrated marketing solutions to our clients and thereby assist our clients to maximize their brand awareness. Compared to our competitors, we are more capable of formulating insightful and creative marketing initiatives, precisely identify final consumers and deliver attractive and tailor-made marketing solutions to maximize the marketing returns for our customers. For example, in contrast to firms which provide traditional marketing solutions which sell existing templates created by their in-house design team, our own professional creative team will help design and create specific intellectual properties based on the business nature and model of our clients. Then we will liaise with the most suitable supplier to execute such intellectual properties design. The supplier will handle the technical execution and production of the custom intellectual properties. This includes developing the visual designs and artwork for the IPs, as well as producing any necessary 3D models, animations, and/or interactive elements, whenever applicable. In the offering of our one-stop solutions to our clients, we help prepare design proposals and, during event planning and management, assist the client with on-site or online coordination. Moreover, we will liaise with suppliers on technical and construction matters, and shall be responsible for matters including the day-to-day management of the client’s marketing campaigns. Our management team closely oversees and coordinates the operation between us, the client and the suppliers to facilitate smooth operations. The ability to devise, manage and coordinate various aspects of a marketing project and the delivery of one-stop solutions has allowed our Group to assist our clients to address their challenges and to ensure the delivery of envisaged marketing solutions that exceed the required standard. We believe we can achieve strong synergies among various marketing services which we offer, and we are able to assist our clients to implement cross-media marketing activities of their products and brands through our integrated marketing solutions offering.

Our customer base spans a diverse array of industries and organizations

Our customer base spans a wide range of industries and organizations, giving us a distinct competitive advantage in the integrated marketing solutions space. We have facilitated digital transformation for over 20 corporate clients, including real estate developers, concert organizers, and public charitable organizations. This diverse portfolio demonstrates our ability to deliver tailored solutions that address the unique needs of businesses both large and small, domestic and international.

Our cross-industry experience allows us to draw upon a deep well of market insights and best practices. This knowledge enables us to proactively identify innovative strategies and anticipate the evolving requirements of our clients, ensuring they remain at the forefront of digital marketing and metaverse-driven technologies.

Moreover, the scalability and adaptability of our offerings have been tested and proven across this varied customer base. We have a track record of seamlessly integrating our solutions with existing systems and workflows, regardless of the size or complexity of the organization. Whether our customers require specialized industry-specific functionalities or seek to consolidate disparate systems into a cohesive platform, we have the expertise to develop and implement tailored digital marketing solutions that drive tangible business outcomes.

We experienced high growth in the provision of 3D and Augmented Reality solutions

As an integrated marketing solutions provider in Hong Kong, we have established a clear competitive advantage through our exceptional performance in the provision of 3D and Augmented Reality services. By seamlessly blending these immersive capabilities into our comprehensive suite of digital marketing solutions, our revenue generated from the provision of 3D and Augmented Reality solutions has experienced remarkable growth from US$634,527 in the year ended December 31, 2022 to US$2,233,309 in the year ended December 31, 2023. This exponential expansion underscores our deep expertise and innovative approach in leveraging 3D and Augmented Reality technologies to drive transformative digital experiences for our clients. Our revenue generated from the provision of 3D and Augmented Reality solutions decreased from US$2,233,309 in the year ended December 31, 2023 to US$1,204,348 in the year ended December 31, 2024 representing a 46.1% decrease, The decrease was due to actively selling our clients other consultancy services on top of pure 3D and Augmented Reality service. This could be evidenced from the increase in our total solutions service discussed below.

Our ability to rapidly scale our 3D and Augmented Reality offerings in response to surging market demand is a testament to the strength of our technical capabilities and the agility of our delivery model. This allows us to consistently provide our clients with innovative, future-focused solutions that captivate their audiences and deliver measurable business impact.

Furthermore, our consistent growth in this dynamic segment reflects the trust and confidence our customers have placed in our metaverse-driven solutions. As enterprises across Hong Kong and beyond seek to future-proof their digital marketing strategies, they increasingly turn to our team of experts to guide them through the integration of 3D and Augmented Reality technologies. This accelerating demand for our 3D and Augmented Reality solutions underscores the competitive edge we have cultivated in the realm of immersive marketing. By seamlessly blending these emerging capabilities with our holistic suite of integrated solutions, we empower our clients to stand out in an increasingly crowded and digitally driven marketplace.

We have an experienced management team with a proven track record for innovations and execution

Our management team has comprehensive and industry knowledge. Our management team is led by our founder, Chairman of the Board, and Chief Executive Officer, Dr. Leung Chun Yip, who is responsible for managing, executing and supervising our operations. Dr. Leung Chun Yip has over 20 years of corporate management experience. Our digital marketing solution team also have strong marketing or related experience, strong industry background and extensive experience with our clients. We believe that we are able to respond promptly and appropriately to the ever-changing market conditions and environment, as well as continue to expand our customer base and products and services offering. Our employees are our greatest assets. We have built a culture of empowerment that allows employees to be entrepreneurial and nimble, which, combined with strong and pragmatic management oversight and processes, institutional goals and defined key performance metrics, form the basis of our culture.

Our Challenges

The ever-changing nature and technology of our industry requires us to continually keep up with the latest trends and developments.

The 3D and Augmented Reality services which we provide uses technology which is subject to change, and new technology developed may result in a more comprehensive product with more features. We will have to identify such trends to understand the present state of technology, as well as meet our customers’ increased demands based on the available technology. This could result in increased costs for us, as well as require us to adapt to the latest technology in order to continually meet our customer’s requests.

Being a new form of media, government regulations regarding our industry may be subject to rapid changes

As a relatively new form of media, regulations governing the use of our technology to develop marketing solutions are limited and are based off traditional forms of media. As such, increased regulatory scrutiny in the future may result in new regulations which we will have to comply with. The extent and scope to which these new regulations are presently unknown, and we may face increased costs for compliance. Furthermore, any such regulations may be subject to rapid changes given the ever-changing nature of our industry, and we may have to place greater efforts on compliance.

Growth strategies

We intend to grow our business by pursuing the following key strategies:

Increase our clientele by progressively entering the Asia-Pacific markets for digital marketing solutions.

We are committed to steadily expanding our client base by progressively penetrating digital marketing solution markets in the Asia-Pacific region. Given our expertise in the metaverse and related cutting-edge technologies, we are uniquely positioned to provide enterprises across diverse industries with comprehensive, one-stop digital marketing services. This comprehensive suite of solutions supports clients throughout the entire lifecycle of their enterprise development.

Within our domestic Hong Kong market, we will leverage our established track record of success to forge new relationships and deepen our penetration among both existing and prospective clients. Our intimate understanding of the local business landscape, coupled with our innovative digital capabilities, allows us to deliver tailored, impactful marketing solutions that address the specific needs of Hong Kong-based enterprises.

Concurrently, we will strategically expand our footprint across the Asia-Pacific region, tapping into the rapidly growing demand for sophisticated digital marketing expertise. By establishing a stronger regional presence, we can offer our specialized metaverse-driven services to a wider pool of clients, solidifying our position as a trusted partner for enterprises seeking to future-proof their marketing efforts. Looking beyond our regional markets, we also have our sights set on progressive international expansion. Over time, we believe our digital marketing solutions business can compete successfully worldwide, and, as such, we plan to ultimately expand our operations and customer base to the United States.

Build new client partnerships while strengthening our ties with current clients.

We are committed to fostering strong, long-lasting relationships with both new and existing clients. Utilizing our knowledge of the metaverse and contemporary digital technology, we desire to be a reliable resource for businesses looking for all-inclusive, one-stop digital marketing services to aid in their growth.

On the front of new client acquisition, we will proactively reach out to businesses across diverse industries, showcasing the transformative potential of our metaverse-driven solutions. By highlighting our ability to seamlessly integrate innovative 3D, augmented reality, and other immersive capabilities into a holistic digital marketing strategy, we will cultivate new partnerships with enterprises seeking to future-proof their marketing efforts and captivate their audiences. Our sales and business development teams will spearhead targeted outreach campaigns, both within our domestic Hong Kong market as well as in key regional and global hubs. Through engaging demonstrations, personalized consultations, and a deep understanding of each client’s unique needs, we will position ourselves as the premier partner for enterprises seeking to harness the power of the metaverse and related technologies.

Alongside our new client acquisition efforts, we will also place a strong emphasis on nurturing and strengthening our relationships with our existing client base. By maintaining open communication, delivering exceptional service, and continuously evolving our solutions to meet their changing needs, we will solidify our position as a trusted, long-term partner. Regular check-ins, collaborative strategy sessions, and proactive sharing of industry insights will allow us to better understand our clients’ pain points and aspirations. This, in turn, will enable us to provide tailored, value-added solutions that drive tangible business impact and cement our status as an indispensable component of their digital marketing ecosystem.

Strengthens core capabilities through ongoing research and development

We remain committed to strengthening our core technologies through ongoing research and development efforts. Operating at the forefront of the metaverse and related digital realms, we recognize the importance of maintaining an innovative edge. We intend to increase research and development investment in enhancing our data analytics and process automation. We aim to gain deeper insights into customer behavior and market trends, while improving our operational efficiency. We intend to develop custom data models and algorithms that can help to segment the target audience, personalize content and optimize marketing campaigns and invest in data analytics tools that can help us derive insights from our marketing data. Meanwhile, we target to utilize artificial intelligence and machine learning to enhance our automation capabilities and further integrate with other business systems, such as customer relationship management, enterprise resource planning, and project management software, to create a seamless, end-to-end workflow. This enables us to deliver more personalized and seamless digital experiences for our clients.

Recognizing the importance of omnichannel integration, we have also directed resources towards the development of a proprietary platform that bridge the physical and virtual realms. Such a platform would allow customers to explore and interact with products in a photorealistic 3D virtual environment. By further integrating e-commerce and in-store system in the platform, we aim to enable seamless transactions and fulfillment. Furthermore, the platform shall provide advanced analytics on customer behavior and preferences within the virtual space, empowering our clients to deliver personalized and immersive experiences. These cutting-edge solutions will allow our clients to offer truly immersive and cohesive customer journeys, blending the tangible and digital spheres.

Underpinning our technology-driven growth is a commitment to strengthening our cybersecurity and data privacy safeguards. As we navigate the evolving threat landscape and regulatory environment, particularly in the context of the metaverse, we strive to fortify the resilience and trustworthiness of our offerings.

Attract, Develop, Train, and Retain Highly Skilled Professionals

We recognize that our most valuable asset is our team of highly skilled, innovative professionals. In order to fuel our continued expansion and solidify our position in the metaverse and digital marketing space, we are committed to implementing a comprehensive strategy focused on attracting, developing, training, and retaining top talent.

We will leverage a multi-pronged approach to identify, recruit, and onboard the best and brightest minds in the industry. This will include proactively sourcing candidates with expertise in emerging technologies like 3D modelling, augmented reality, and virtual reality — skillsets that are essential for delivering cutting-edge, metaverse-powered solutions to our clients. Our recruitment efforts will span both local and global talent pools, allowing us to build a diverse, world-class team.

We will also invest in robust employer branding initiatives. By highlighting our innovative, collaborative work culture, commitment to professional development, and attractive compensation and benefits packages, we will position ourselves as an employer of choice for top digital marketing and technology talent.

To ensure our team remains at the forefront of industry trends and developments, we will place a strong emphasis on ongoing learning and skills enhancement. This will include providing extensive training programs, sponsoring certifications and conferences, and facilitating knowledge-sharing sessions led by our internal subject matter experts.

We will further establish a highly competitive, performance-based compensation and benefits structure that rewards our employees’ contributions and aligns their personal goals with the overall success of the organization. By nurturing a sense of belonging, ownership, and pride within our team, we will solidify our reputation as a premier employer in the digital marketing industry.

Transfers of Cash to and from Our Subsidiaries

Everbright Cayman has no operations of its own. It conducts its operations in Hong Kong through its Operating Subsidiary, HKUML. Everbright Cayman may rely on dividends or payments to be paid by our Operating Subsidiary to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and U.S. investors, to service any debt we may incur and to pay our operating expenses. If our Operating Subsidiary incurs debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. Cash is transferred through our organization in the following manner: (i) funds are transferred from Everbright Cayman, our holding company incorporated in the Cayman Islands, to our Operating Subsidiary in Hong Kong, our intermediate holding company, in the form of capital contributions or loans, as the case may be; and (ii) dividends or other distributions may be paid by our Operating Subsidiary in Hong Kong to Everbright Cayman.

There is no restriction under the Companies Act on the amount of funding that Everbright Cayman may provide to its subsidiary in Hong Kong (i.e., Everbright Cayman to Operating Subsidiary) through loans or capital contributions, provided that such provision of funds is in the best interests of, and of commercial benefit to, Everbright Cayman. The Operating Subsidiary is also permitted under the laws of Hong Kong, to provide funding to Everbright Cayman, through dividend distributions out of profits available for distributions or payments, without restrictions on the amount of the funds.

There are no restrictions or limitation on our ability to distribute earnings by dividends from our Operating Subsidiary in Hong Kong to the Company and our shareholders and U.S. investors, provided that the entity remains solvent after such distribution. Subject to the Companies Act and our Amended and Restated Memorandum and Articles of Association, our board of directors may, by resolutions of directors, authorize and declare a dividend to shareholders from time to time and of an amount they deem fit if they are satisfied, on reasonable grounds, that immediately after the distribution, the value of our assets will exceed our liabilities, and we will be able to satisfy our debts as they fall due. According to the Companies Ordinance (Chapter 622 of the Laws of Hong Kong), a company may only make a distribution out of profits available for distribution. Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on any foreign exchange to transfer cash between Everbright Cayman and its subsidiary, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from the subsidiary, to Everbright Cayman and U.S. investors and amounts owed. See “Dividend Policy” on page 26.

We believe the laws and regulations of the PRC do not currently have any material impact on the transfer of cash from Everbright Cayman to the Operating Subsidiary or from the Operating Subsidiary to Everbright Cayman, our shareholders and the U.S. investors. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiary’s ability by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.

Furthermore, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Ordinary Shares, potentially rendering it worthless.

Digital International, formed under the laws of the BVI is permitted under the laws of the BVI to provide funding to our Hong Kong operating subsidiary HKUML subject to certain restrictions laid down in the BVI Business Companies Act 2004 (As Revised) and memorandum and articles of association of Digital International incorporated under the laws of the BVI.

Everbright Cayman, our holding company, since its incorporation on December 29, 2023, has not declared or made any dividend or other distribution to its shareholders, including U.S. investors, in the past, nor have any dividends or distributions been made by our subsidiaries to Everbright Cayman. Furthermore, no payments of any kind (including transfers, capital contributions and loans) have been made between Everbright Cayman and its subsidiaries, or by the Operating Subsidiary to Everbright Cayman. For the fiscal years ended December 31, 2022 and 2023 and the six months ended June 30, 2024, our Operating Subsidiary has not declared any dividends to its then shareholders, before the incorporation of Everbright Cayman.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Operating Subsidiary by way of dividend payments. We do not have any present plan to declare or pay any dividends on our Ordinary Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. See “Risk Factors — Risks related to our corporate structure — We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.” on page 8 for more information.

Summary of Risk Factors

Investing in our Ordinary Shares involves risks. The risks summarized below are qualified by reference to “Item 3.D. Risk Factors” incorporated by reference to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission on May 16, 2025 (File No: 001-42602), which you should carefully consider before making a decision to purchase Ordinary Shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Ordinary Shares would likely decline, and you may lose all or part of your investment.

We face numerous risks that could materially affect our business, results of operations or financial condition. These risks include but are not limited to the following:

Risks Related to Doing Business in the Jurisdictions in which We Operate

●	All of our operations are in Hong Kong. However, due to the long-arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, which could result in a material change in our operations and/or the value of our Ordinary Shares. Our Operating Subsidiaries in Hong Kong may be subject to laws and regulations of Mainland China, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of laws of the PRC may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. See more detailed discussion of this risk factor on pages 1-2 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	Our business, financial conditions and results of operations, and/or the value of our Ordinary Shares or our ability to offer or continue to offer securities to investors may be materially and adversely affected by existing or future laws and regulations of Mainland China which may become applicable to Hong Kong and thus to company such as us. See more detailed discussion of this risk factor on pages 2-3 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	Investors are cautioned that you are buying shares of a Cayman Islands holding company with operations conducted in Hong Kong by its subsidiary. See more detailed discussion of this risk factor on page 3 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. If we were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange and the value of our Ordinary Shares may significantly decline or be worthless, which would materially affect the interest of the investors. See more detailed discussion of this risk factor on page 3 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us and limit the legal protections available to you and us. See more detailed discussion of this risk factor on page 4 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	The approval of the China Securities Regulatory Commission is not required in connection with this offering, but we cannot guarantee that it will not be required in the future. See more detailed discussion of this risk factor on pages 4-6 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	We may become subject to a variety of PRC laws and other obligations regarding M&A Rules, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations. See more detailed discussion of this risk factor on pages 6-7 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	The Hong Kong legal system embodies uncertainties which could limit the legal protections available to the Operating Subsidiaries. See more detailed discussion of this risk factor on page 7 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	Changes and the downturn in the economic, political, or social conditions of Hong Kong, Mainland China and other countries or changes to the government policies of Hong Kong and Mainland China could have a material adverse effect on our business and operations. See more detailed discussion of this risk factor on pages 7-8 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless. See more detailed discussion of this risk factor on pages 8-9 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless. See more detailed discussion of this risk factor on pages 9-13 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

Risks Relating to Our Corporate Structure

●	Our corporate actions will be substantially controlled by our Controlling Shareholder, Dr. Leung Chun Yip, which will have the ability to control or exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your Ordinary Shares and materially reduce the value of your investment. Additionally, we may be deemed to be a “controlled company” and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders. See more detailed discussion of this risk factor on pages 13-14 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless. See more detailed discussion of this risk factor on page 14 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws. See more detailed discussion of this risk factor on page 15 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

Risks Related to Our Business and Industry:

●	The current tensions in international trade and rising international political tensions may adversely affect our business, financial condition, and results of operations. See more detailed discussion of this risk factor on page 15 of the Company’s Annual Report on Form 20-F (File No: 001-42602)

●	We have derived a substantial portion of our revenue from sales to a limited number of customers, which may expose us to risks relating to customer concentration. See more detailed discussion of this risk factor on page 16 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	We have derived a substantial portion of our balance of accounts from one supplier, which may expose us to risks relating to supplier concentration. See more detailed discussion of this risk factor on page 16 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	We have a limited history operating our business at its current scale, and as a result, our past results may not be indicative of future operating performance. See more detailed discussion of this risk factor on page 17 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	Our limited operating history and evolving business model make it difficult to evaluate our business and future prospects and the risks and challenges we may encounter. See more detailed discussion of this risk factor on page 17 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	Our continued success is dependent on our key management personnel and our experienced and skilled personnel, and our business may be severely disrupted if we are unable to retain them or to attract suitable replacements. See more detailed discussion of this risk factor on page 17 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	Our reputation and profitability may be adversely affected if there are major failures or malfunctions in our marketing and information technology solutions sold to our customers. See more detailed discussion of this risk factor on page 18 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	We enter service agreements with our customers. If we fail to meet these contractual commitments, we could be obligated to provide refunds of prepaid amounts or cannot receive final payments, which would lower our revenue and harm our business, financial condition and results of operations. See more detailed discussion of this risk factor on page 18 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	We are exposed to the credit risks of our customers. See more detailed discussion of this risk factor on page 18 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	We face intense competition in metaverse and digital entertainment industry, if we fail to compete effectively, we may lose market share. Our performance, prospects, and results of operations will be materially and negatively impacted. See more detailed discussion of this risk factor on page 19 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	Our business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19. See more detailed discussion of this risk factor on page 19 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	We may be affected by an outbreak of other infectious diseases. See more detailed discussion of this risk factor on page 20 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	We are exposed to risks arising from fluctuations of foreign currency exchange rates. See more detailed discussion of this risk factor on page 20 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	We are subject to environmental, health, and safety regulations and penalties, and may be adversely affected by new and changing laws and regulations. See more detailed discussion of this risk factor on page 20 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	Our insurance policies may be inadequate to cover our assets, operations and any loss arising from business interruptions. See more detailed discussion of this risk factor on page 20 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	The success of our business is largely tied to the strength and reputation of our brand. If we fail to uphold and improve our brand and reputation, it could significantly and negatively impact the level of consumer recognition and trust in our services. See more detailed discussion of this risk factor on page 20 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	We are exposed to risks with respect of acts of war, terrorist attacks, epidemics, political unrest, adverse weather conditions, and other uncontrollable events. See more detailed discussion of this risk factor on page 21 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	If our business becomes constrained by changing legal and regulatory requirements, our operating results will suffer. See more detailed discussion of this risk factor on page 21 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	Our business is subject to risks generally associated with the metaverse and digital entertainment industry. See more detailed discussion of this risk factor on page 21 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

Risks Related to Our Ordinary Shares:

●	Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. See more detailed discussion of this risk factor on pages 21-23 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	We may not maintain the listing of our Ordinary Shares on Nasdaq which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions. See more detailed discussion of this risk factor on page 23 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors. See more detailed discussion of this risk factor on page 24 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	Certain recent initial public offerings of companies with public floats comparable to the anticipated public float of our Company have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares. See more detailed discussion of this risk factor on page 24 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline. See more detailed discussion of this risk factor on page 25 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment. See more detailed discussion of this risk factor on page 25 of the Company’s Annual Report on Form 20-F (File No: 001-42602)..

●	Short selling may drive down the market price of our Ordinary Shares. See more detailed discussion of this risk factor on page 25 of the Company’s Annual Report on Form 20-F (File No: 001-42602)..

●	If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences. See more detailed discussion of this risk factor on pages 25-26 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	Our Controlling Shareholder has substantial influence over the Company. His interests may not be aligned with the interests of our other shareholders, and they could prevent or cause a change of control or other transactions. See more detailed discussion of this risk factor on page 26 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	As a “controlled company” under the rules of Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders. See more detailed discussion of this risk factor on page 26 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	As a company incorporated in the Cayman Islands, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards. See more detailed discussion of this risk factor on page 27 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law. See more detailed discussion of this risk factor on page 27 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	Certain judgments obtained against us or our auditor by our shareholders may not be enforceable. See more detailed discussion of this risk factor on page 28 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements. See more detailed discussion of this risk factor on page 28 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies. See more detailed discussion of this risk factor on page 28 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us. See more detailed discussion of this risk factor on page 29 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	Our compensation of directors and officers may not be publicly available. See more detailed discussion of this risk factor on page 29 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

●	We will incur significantly increased costs and devote substantial management time as a result of the listing of our Ordinary Shares on Nasdaq. See more detailed discussion of this risk factor on page 29 of the Company’s Annual Report on Form 20-F (File No: 001-42602).

Regulatory Development in the PRC

We are a holding company incorporated in the Cayman Islands with all of the operations conducted by our Operating Subsidiary in Hong Kong. We currently do not have, nor do we currently intend to establish, any subsidiary nor do we plan to enter into any contractual arrangements to establish a VIE structure with any entity in Mainland China.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which serves as Hong Kong’s constitution. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. Accordingly, we believe that the PRC laws and regulations on cybersecurity, data security, and the oversight and control over overseas securities offerings do not currently have any material impact on our business, financial condition or results of operations. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future.

We are aware that, in recent years, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. This indicated the PRC government’s intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in Mainland China-based issuers. Since these statements and regulatory actions are relatively new, it is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, its ability to accept foreign investments, and the listing of our Ordinary Shares on a U.S. or other foreign exchanges. These actions could result in a material change in our operations and/or the value of our Ordinary Shares and could significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors.

Cybersecurity Review

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (i) such processing is for the purpose of providing products or services for natural persons within Mainland China, (ii) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (iii) there are any other circumstances stipulated by related laws and administrative regulations.

On December 24, 2021, the CSRC together with other relevant government authorities in Mainland China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations require that Overseas Issuance and Listing shall complete the filing procedures of and submit the relevant information to the CSRC. The Overseas Issuance and Listing include direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in Mainland China seeks to issue and list its shares in the name of an Overseas Issuer on the basis of the equity, assets, income or other similar rights and interests of the relevant Mainland China domestic enterprise, such activities shall be deemed an Indirect Overseas Issuance and Listing under the Draft Overseas Listing Regulations.

On December 28, 2021, the CAC jointly with the relevant authorities formally published the Measures which took effect on February 15, 2022 and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures provide that operators of critical information infrastructure purchasing network products and services, and online platform operators carrying out data processing activities that affect or may affect national security (together with the operators of critical information infrastructure, the “Operators”), shall conduct a cybersecurity review, and that any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. The publication of the Measures expands the application scope of the cybersecurity review to cover data processors and indicates greater oversight by the CAC over data security, which may impact our business and this Offering in the future.

Our Operating Subsidiary may collect and store data (including certain personal information) from their customers, some of whom may be individuals in Mainland China, in connection with our business and operations and for “Know Your Customers” purposes (to combat money laundering). We do not expect the Measures to have an impact on our business, operations or this Offering, given that (i) our Operating Subsidiary is incorporated in Hong Kong (ii) we have no subsidiary, VIE structure nor any direct operations in Mainland China, and (iii) pursuant to the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of Mainland China shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong). We believe that our Operating Subsidiary will not be deemed to be an “Operator” required to file for cybersecurity review before listing in the United States, because (i) our Operating Subsidiary was incorporated in Hong Kong and operates in Hong Kong without any subsidiary or VIE structure in Mainland China and each of the Measures, the PRC Personal Information Protection Law and the Draft Overseas Listing Regulations do not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, our Operating Subsidiary has in aggregate collected and stored personal information of less than one million users; (iii) all of the data our Operating Subsidiary has collected is stored in servers located in Hong Kong; and (iv) as of the date of this prospectus, our Operating Subsidiary has not been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review or a CSRC review. Therefore, we do not believe we are covered by the permission requirements from CSRC or CAC.

Data Security Law

The PRC Data Security Law (the “Data Security Law” or “DSL”), which was promulgated by the Standing Committee of the National People’s Congress on June 10, 2021 and took effect on September 1, 2021, requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. According to Article 2 of the Data Security Law, DSL applies to data processing activities within the territory of Mainland China as well as data processing activities conducted outside the territory of Mainland China which jeopardize the national interest or the public interest of PRC or the rights and interest of any PRC organization and citizens. Any entity failing to perform the obligations provided in the Data Security Law may be subject to orders to correct, warnings and penalties including ban or suspension of business, revocation of business licenses or other penalties. As of the date of this prospectus, we do not have any operation or maintain any office or personnel in Mainland China, and we have not conducted any data processing activities which may endanger the national interest or the public interest of PRC or the rights and interest of any PRC organization and citizens. Therefore, we do not believe that the Data Security Law is applicable to us.

CSRC Filing or Approval

On August 8, 2006, six PRC regulatory agencies jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which came into effect on September 8, 2006 and were amended on June 22, 2009. The M&A Rules requires that an offshore special purpose vehicle formed for overseas listing purposes and controlled directly or indirectly by the PRC Citizens shall obtain the approval of the CSRC prior to overseas listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Based on our understanding of the Chinese laws and regulations currently in effect at the time of this prospectus, we will not be required to submit an application to the CSRC for its approval of this Offering and the listing and trading of our Ordinary Shares on the Nasdaq under the M&A Rules. However, there remains some uncertainty as to how the M&A Rules will be interpreted or implemented, and the opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities (“Opinions”), which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by PRC-based companies. Pursuant to the Opinions, Chinese regulators are required to accelerate rulemaking related to the overseas issuance and listing of securities, and update the existing laws and regulations related to data security, cross-border data flow, and management of confidential information. Numerous regulations, guidelines and other measures are expected to be adopted under the umbrella of or in addition to the Cybersecurity Law and Data Security Law. As of the date of this prospectus, no official guidance or related implementation rules have been issued. As a result, the Opinions on Strictly Cracking Down on Illegal Securities Activities remain unclear on how they will be interpreted, amended and implemented by the relevant PRC governmental authorities.

On December 24, 2021, the CSRC, together with other relevant PRC government authorities issued the Draft Overseas Listing Regulations. The Draft Overseas Listing Regulations requires that Overseas Issuance and Listing shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an Overseas Issuer on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an Indirect Overseas Issuance and Listing under the Draft Overseas Listing Regulations.

On February 17, 2023, the CSRC released the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures with the CSRC; if a domestic company fails to complete the filing procedures, such domestic company may be subject to administrative penalties; (2) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application. On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which clarifies that (1) on or prior to the effective date of the Trial Measures, domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges may reasonably arrange the timing for submitting their filing applications with the CSRC, and must complete the filing before the completion of their overseas offering and listing; (2) a six-month transition period will be granted to domestic companies which, prior to the effective date of the Trial Measures, have already obtained the approval from overseas regulatory authorities or stock exchanges, but have not completed the indirect overseas listing; if domestic companies fail to complete the overseas listing within such six-month transition period, they shall file with the CSRC according to the requirements; and (3) the CSRC will solicit opinions from relevant regulatory authorities and complete the filing of the overseas listing of companies with contractual arrangements which duly meet the compliance requirements, and support the development and growth of these companies.

Since recent statements, laws and regulatory actions by the PRC government are newly published, their interpretation, application and enforcement of unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities. It also remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiary located in Hong Kong. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiary. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is significant change to current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from Mainland China or Hong Kong authorities, we will not be able to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Ordinary Shares significantly decline or be worthless.

As of the date of this prospectus, we have no operations in Mainland China. Our Operating Subsidiary is located, and operates, in Hong Kong, a special administrative region of the PRC. We believe that the PRC government does not exert direct influence and discretion over the manner we conduct our business activities in Hong Kong, outside of Mainland China, as of the date of this prospectus. We do not expect to be materially affected by recent statements by the PRC government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers, particularly, on listed overseas using VIE structure as we do not currently have any VIE or contractual arrangements in Mainland China.

However, it remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiary located in Hong Kong. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiary. In light of PRC’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules, regulations and the enforcement of laws in PRC can change quickly with little or no advance notice. The PRC government may intervene or influence the current and future operations in Hong Kong at any time, or may exert more oversight and control over offerings conducted overseas and/or foreign investment in issuers likes us. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

Permission Required from Hong Kong and PRC Authorities

We have relied on the opinion of Khoo & Co., our counsel as to the laws of Hong Kong, that based on their understanding of the current Hong Kong laws, as of the date of this prospectus, Everbright Cayman and our Operating Subsidiary are not required to obtain any permissions or approvals from Hong Kong authorities before listing in the United States and issuing our Ordinary Shares to foreign investors. No such permissions or approvals have been applied for by the Company and/or its subsidiaries or denied by any relevant authorities. As of the date of this prospectus, apart from business registration certificates, Everbright Cayman and our Operating Subsidiary are not required to obtain any permission or approval from Hong Kong authorities to operate our business. As of the date of this prospectus, apart from business registration certificates, our Hong Kong Operating Subsidiary are not required to obtain any permission or approval from Hong Kong authorities to operate our business. Our Hong Kong Operating Subsidiary has received all requisite permissions or approvals from the Hong Kong authorities to operate their business in Hong Kong, including but not limited to their business registration certificates.

As of the date of this prospectus, based on PRC laws and regulations effective as of the date of this prospectus, we have relied on the opinion of Khoo & Co., our counsel as to the laws of Hong Kong, that pursuant to the Basic Law of Hong Kong, or the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which shall be confined to laws relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong). Whilst the National People’s Congress of the PRC, or the NPC, has the power to amend the Basic Law, the Basic Law also expressly provides that no amendment to the Basic Law shall contravene the established basic policies of the PRC regarding Hong Kong. As a result, national laws of the PRC not listed in Annex III of the Basic Law, including rules and regulations established by the CAC and the CSRC, do not apply to our businesses in Hong Kong.

Based on such opinion, we are of the view that the Company is not required to obtain permissions or approvals from any PRC authorities before listing in the United States, including the filings under the Trial Measure, and to issue our Ordinary Shares to foreign investors or operate our business as currently conducted, including the CSRC, the CAC, or any other governmental agency that is required to approve our operations, because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) our Operating Subsidiary was established and operates in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. We believe that Everbright Cayman and our Operating Subsidiary, are not required to obtain any permissions or approvals from any Chinese authorities to operate their business as of the date of this prospectus. No permissions or approvals have been applied for by us or denied by any relevant authority.

In the event that the operation of us or our Operating Subsidiary in Hong Kong were to become subject to the PRC laws and regulations, the legal and operational risks associated in Mainland China may also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with the legal system in Mainland China, complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to companies like our Operating Subsidiary and us, given the substantial operations of our Operating Subsidiary in Hong Kong and PRC government may exercise significant oversight over the conduct of business in Hong Kong.

However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Uncertainties still exit, due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future. In the event that the operation of us or our Operating Subsidiary in Hong Kong were to become subject to the PRC laws and regulations, the legal and operational risks associated in Mainland China may also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with the legal system in Mainland China, complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to companies like our Operating Subsidiary and us, given the substantial operations of our Operating Subsidiary in Hong Kong and PRC government may exercise significant oversight over the conduct of business in Hong Kong.

In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals, (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face regulatory risks as those operated in Mainland China, including the ability to offer securities to investors, list their securities on a U.S. or other foreign exchanges, conduct their business or accept foreign investment or sanctions by the CSRC, the CAC, or other PRC regulatory agencies. Any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability and to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) Mainland China, and (ii) Hong Kong.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the PRC. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and resumed regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed.

Our auditor, OneStop Assurance PAC (“OneStop”), the independent registered public accounting firm, headquartered in Singapore, that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess their compliance with applicable professional standards. OneStop is headquartered in Singapore and has been inspected by the PCAOB on a regular basis, with the last inspection in July 2023 and inspection report released in July 2023.

However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor because of a position taken by an authority in a foreign jurisdiction, such as the PRC authorities, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. Furthermore, as more stringent criteria have been imposed by the SEC and the PCAOB, recently, which would add uncertainties to our offering, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors — Risks Relating to our Ordinary Shares and this Offering — Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three” which is incorporated by reference from the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission on May 16, 2025 (File No.: 001-42602).

Corporate Information

Everbright Cayman was incorporated in the Cayman Islands on May 18, 2023. Our registered office in the Cayman Islands is at Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands. Our principal executive office is at Unit 1A, 10/F, C-Bons International Centre, 108 Wai Yip Street, Kwun Tong, Hong Kong. Our telephone number at this location is +(852) 8493 8618. Our principal website address is https://umeta.hk/. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168.

Our Corporate History and Structure

The following diagram illustrates the corporate structure of Everbright Digital Holding Limited and its subsidiaries as of the date of this prospectus:

On April 6, 2023, Digital Global was incorporated in the BVI with limited liability. Digital Global is authorized to issue a maximum of 50,000 ordinary shares of a single class with a par value of US$1.00 each. On the same day, 50,000 shares with a par value of US$1.00 each of Digital Global were allotted and issued, fully paid, to Dr. Leung Chun Yip (“Dr. Leung”), and Digital Global became wholly owned by Dr. Leung. On April 6, 2023, Dr. Leung was appointed as the sole director of Digital Global.

Everbright Digital Holding Limited was incorporated in the Cayman Islands on May 18, 2023, under the Companies Act as an exempted company with limited liability. As of the date of its incorporation, the authorized share capital of the Company was US$50,000 divided into 50,000 Shares with a par value of US$1.00 each. On May 18, 2023, Dr. Leung was appointed as the director of the Company.

On May 18, 2023, one subscriber Share with a par value of US$1.00 was allotted and issued, fully paid, to Sertus Nominees (Cayman) Limited, an Independent Third Party, as the initial subscriber. On the same day, the said one Share was transferred to Digital Global at par value of US$1.00.

On May 18, 2023, 49,999 Shares with a par value of US$1.00 each were allotted and issued, fully paid, to Digital Global. Upon completion of the above transfer and allotment and issue of Shares, the Company became wholly owned by Digital Global.

On 26 April 2024, 49,900 Shares with a par value of US$1.00 each held by Digital Global were surrendered, fully paid, back to the Company for no consideration. Upon completion of the above surrender of Shares, the Company remains wholly owned by Digital Global.

On June 1, 2023, Digital International was incorporated in the BVI with limited liability. Digital International is authorized to issue a maximum of 50,000 ordinary shares of a single class with a par value of US$1.00 each. On the same day, 50,000 shares with a par value of US$1.00 each of Digital International was allotted and issued, fully, paid, to the Company, and Digital International became wholly owned by the Company. On June 1, 2023, Dr. Leung was appointed as the sole director of Digital International.

As part of the re-organization of our Group on May 8, 2024, Dr. Leung (as transferor), Digital International (as transferee), the Company, and Digital Global entered into a reorganization agreement. Pursuant to the reorganization agreement, Digital International acquired one ordinary share in HKUML from Dr. Leung representing, in aggregate, the entire issued share capital of HKUML. In consideration of the acquisition, Digital International procured the Company to allot and issue one Share, fully paid, to Digital Global pursuant to the instructions of Dr. Leung.

On May 8, 2024, Dr. Leung (as transferor) and Digital International (as transferee) executed an instrument of transfer and bought and sold notes, pursuant to which one ordinary share in HKUML legally and beneficially owned by Dr. Leung was transferred to Digital International.

Upon completion of the above transfers, (i) HKUML became an indirect wholly-owned subsidiary of the Company; and (ii) Digital Global held 101 Shares, representing 100.0% of the issued share capital of the Company.

On December 30, 2024, the Company issued and allotted a total of 619 Ordinary Shares to Digital Global at par value of US$1.00 each. On the same day, pursuant to a share subscription agreement between the Company, Digital Global (as the existing shareholder), Voyage Advisors Limited, Value Global Gain Limited, Real Treasure Corporation Limited, Mighty Leader Capital Limited, Well Fortune Industries Limited and Emperor Victory Capital Limited (the “Subscribers”), the Company issued and allotted a total of 280 Ordinary Shares to the Subscribers. Thereafter, there were a total of 1,000 Ordinary Shares in issue and outstanding in the share capital of the Company.

On January 20, 2025, the Company authorized a share split, changing its share capital from US$50,000 divided into 50,000 shares of a par value of US$1.00 each, to US$50,000 divided into 1,250,000,000 shares of a par value of US$0.00004 each. Under the share split, each ordinary share of the Company was sub-divided to 25,000 ordinary shares of the Company.

The Initial Public Offering

On April 21, 2025, the Company completed its initial public offering of 1,500,000 ordinary shares at a price of $4.00 per share. The total gross proceeds received from the initial public offering was US$6 million. On May 19, 2025, the representative of the underwriters exercised their over-allotment option in part, purchasing 160,000 Ordinary Shares of the Company at a price of $4.00 per share. The total gross proceeds of from the partial exercise of the over-allotment was $640,000.

Implications of Being a “Controlled Company”

We are a “controlled company” as defined under the Nasdaq Listing Rules, because Dr. Leung Chun Yip, our controlling shareholder who beneficially owns approximately 67.92% of the aggregate voting power of our issued and outstanding Ordinary Shares, will continue to own more than a majority of the voting power of our outstanding Ordinary Shares. As a result, Dr. Leung Chun Yip can control the outcome of matters submitted to the shareholders for approval. Additionally, we may elect to take advantage of certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders. For a more detailed discussion of the risk of the Company being a controlled company, see “Risk Factors — Our corporate actions will be substantially controlled by our Controlling Shareholder, Dr. Leung Chun Yip, which has the ability to control or exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your Ordinary Shares and materially reduce the value of your investment. Additionally, we are deemed to be a “controlled company and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders” which is incorporated by reference from the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission on May 16, 2025 (File No.: 001-42602) and “Prospectus Summary — Implication of Being a Controlled Company” on page 19 of this prospectus.

Implications of Our Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	being permitted to provide only two financial years of selected financial information (rather than five years) and only two years of audited financial statements (rather than three years), in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; and

●	an exemption from compliance with the auditor attestation requirement of the Sarbanes-Oxley Act, on the effectiveness of our internal control over financial reporting.

We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year in which the fifth anniversary of the completion of this offering occurs, (2) the last day of the fiscal year in which we have total annual gross revenue of at least US$1.235 billion, (3) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the last business day of our most recently completed second fiscal quarter, and (4) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have included two years of selected financial data in this prospectus in reliance on the first exemption described above. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Implications of Our Being a Foreign Private Issuer

Upon completion of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the Nasdaq. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the Nasdaq. Following this offering, we will rely on home country practice to be exempted from certain of the corporate governance requirements of the Nasdaq, namely (i) a majority of the Directors on our Board are not required to be independent Directors; (ii) there will not be a necessity to have regularly scheduled executive sessions with independent Directors; and (iii) there will be no requirement for the Company to obtain shareholder approval prior to an issuance of securities in connection with (a) the acquisition of stock or assets of another company; (b) equity-based compensation of officers, directors, employees or consultants; (c) a change of control; and (d) transactions other than public offerings.

THE OFFERING

Securities that may be offered and sold from time to time by the Selling Shareholders	We are registering for resale by the Selling Shareholders up to 7,000,000 Ordinary Shares

Terms of the offering	The Selling Shareholders will determine when and how he will dispose of the Ordinary Shares registered under this prospectus for resale.

Ordinary Shares outstanding prior to the offering	26,660,000 Ordinary Shares

Ordinary Shares outstanding after the offering	26,660,000 Ordinary Shares

Listing	Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “EDHL.”

Use of proceeds	We will not receive any proceeds from the sale of Ordinary Shares by the Selling Shareholders.

Risk factors	Any investment in the Ordinary Shares offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” beginning on page 22 of this prospectus.

RISK FACTORS

The information required by Item 3 of this Form F-1 is incorporated by reference from the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission on May 16, 2025 (File No: 001-42602). The Summary of Risk Factors can be found on page 22 of this registration statement on Form F-1.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

●	our ability to execute our growth, and expansion, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our ability to compete in an industry with low barriers to entry;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract customers, win primary agency sale bids, and further enhance our brand recognition; and

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	our ability to retain the services of our directors, officers and key employees;

●	trends and competition in the advertising industry; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” (which is incorporated by reference from the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission on May 16, 2025 (File No.: 001-42602)). We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

ENFORCEABILITY OF CIVIL LIABILITIES

Cayman Islands

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States;

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

All of our operations are conducted in China, and substantially all of our assets are located in China. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., located at 122 E 42nd St 18th Fl, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Ogier, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Ogier has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands, without any re-examination or re-litigation of the matters adjudicated upon, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, and (e) was not obtained by fraud; and (f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Hong Kong

Our counsel with respect to Hong Kong law, has advised us that judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

USE OF PROCEEDS

All of the Ordinary Shares offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts. We are not selling any securities under this prospectus. We will not receive any of the proceeds from these sales.

DIVIDENDS AND DIVIDEND POLICY

While we currently have no plans to distribute dividends, in the event we consider distributing a dividend in the future, our Board shall take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividend paid, if any; (g) capital requirement and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our Board may consider relevant. The payment of dividends, in certain circumstances is also subject to the approval of our Shareholders, the Companies Act and our Amended and Restated Memorandum and Articles of Association as well as any other applicable laws. Currently, we do not have any predetermined dividend distribution ratio.

Even if our Board decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiaries to pay dividends on our Ordinary Shares.

There are no foreign exchange controls or foreign exchange regulations under current applicable laws of the various places of incorporation of our significant subsidiaries that would affect the payment or remittance of dividends.

EXCHANGE RATE INFORMATION

Everbright is a holding company with operations conducted in Hong Kong through its Operating Subsidiary, using Hong Kong dollars. The reporting currency is U.S. dollars. The following table sets forth information concerning exchange rates between HKD and the U.S. dollar for the periods indicated.

This prospectus contains translations of Hong Kong dollars into U.S. dollars solely for the convenience of the reader. The conversion of Hong Kong dollars into U.S. dollars are based on the exchange rates set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. Unless otherwise noted, all translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars in this prospectus were made at the following rates:

	For the year ended December 31,
	2024	2023
USD to HK$ Average Rate	7.8	7.8
USD to HK$ Year End	7.8	7.8

CORPORATE HISTORY AND STRUCTURE

The following diagram illustrates the corporate structure of Everbright Digital Holding Limited and its subsidiaries as of the date of this prospectus:

On April 6, 2023, Digital Global was incorporated in the BVI with limited liability. Digital Global is authorized to issue a maximum of 50,000 ordinary shares of a single class with a par value of US$1.00 each. On the same day, 50,000 shares with a par value of US$1.00 each of Digital Global were allotted and issued, fully paid, to Dr. Leung Chun Yip (“Dr. Leung”), and Digital Global became wholly owned by Dr. Leung. On April 6, 2023, Dr. Leung was appointed as the sole director of Digital Global.

Everbright Digital Holding Limited was incorporated in the Cayman Islands on May 18, 2023, under the Companies Act as an exempted company with limited liability. As of the date of its incorporation, the authorized share capital of the Company was US$50,000 divided into 50,000 Shares with a par value of US$1.00 each. On May 18, 2023, Dr. Leung was appointed as the director of the Company.

On May 18, 2023, one subscriber Share with a par value of US$1.00 was allotted and issued, fully paid, to Sertus Nominees (Cayman) Limited, an Independent Third Party, as the initial subscriber. On the same day, the said one Share was transferred to Digital Global at par value of US$1.00.

On May 18, 2023, 49,999 Shares with a par value of US$1.00 each were allotted and issued, fully paid, to Digital Global. Upon completion of the above transfer and allotment and issue of Shares, the Company became wholly owned by Digital Global.

On 26 April 2024, 49,900 Shares with a par value of US$1.00 each held by Digital Global were surrendered, fully paid, back to the Company for no consideration. Upon completion of the above surrender of Shares, the Company remains wholly owned by Digital Global.

On June 1, 2023, Digital International was incorporated in the BVI with limited liability. Digital International is authorized to issue a maximum of 50,000 ordinary shares of a single class with a par value of US$1.00 each. On the same day, 50,000 shares with a par value of US$1.00 each of Digital International was allotted and issued, fully, paid, to the Company, and Digital International became wholly owned by the Company. On June 1, 2023, Dr. Leung was appointed as the sole director of Digital International.

As part of the re-organization of our Group on May 8, 2024, Dr. Leung (as transferor), Digital International (as transferee), the Company, and Digital Global entered into a reorganization agreement. Pursuant to the reorganization agreement, Digital International acquired one ordinary share in HKUML from Dr. Leung representing, in aggregate, the entire issued share capital of HKUML. In consideration of the acquisition, Digital International procured the Company to allot and issue one Share, fully paid, to Digital Global pursuant to the instructions of Dr. Leung.

On May 8, 2024, Dr. Leung (as transferor) and Digital International (as transferee) executed an instrument of transfer and bought and sold notes, pursuant to which one ordinary share in HKUML legally and beneficially owned by Dr. Leung was transferred to Digital International.

Upon completion of the above transfers, (i) HKUML became an indirect wholly-owned subsidiary of the Company; and (ii) Digital Global held 101 Shares, representing 100.0% of the issued share capital of the Company.

On December 30, 2024, the Company issued and allotted a total of 619 Ordinary Shares to Digital Global at par value of US$1.00 each. On the same day, pursuant to a share subscription agreement between the Company, Digital Global (as the existing shareholder), Voyage Advisors Limited, Value Global Gain Limited, Real Treasure Corporation Limited, Mighty Leader Capital Limited, Well Fortune Industries Limited and Emperor Victory Capital Limited (the “Subscribers”), the Company issued and allotted a total of 280 Ordinary Shares to the Subscribers. Thereafter, there were a total of 1,000 Ordinary Shares in issue and outstanding in the share capital of the Company.

On January 20, 2025, the Company authorized a share split, changing its share capital from US$50,000 divided into 50,000 shares of a par value of US$1.00 each, to US$50,000 divided into 1,250,000,000 shares of a par value of US$0.00004 each. Under the share split, each ordinary share of the Company was sub-divided to 25,000 ordinary shares of the Company.

The Initial Public Offering

On April 21, 2025, the Company completed its initial public offering of 1,500,000 ordinary shares at a price of $4.00 per share. The total gross proceeds received from the initial public offering was US$6 million. On May 19, 2025, the representative of the underwriters exercised their over-allotment option in part, purchasing 160,000 Ordinary Shares of the Company at a price of $4.00 per share. The total gross proceeds of from the partial exercise of the over-allotment was $640,000.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

“Management’s Discussion and Analysis of Financial Condition and Results of Operations” is incorporated by reference to Item 5 from the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission on May 16, 2025 (File No: 001-42602).

SELLING SHAREHOLDERS

The Selling Shareholders may from time to time offer and sell any or all of the Ordinary Shares pursuant to this prospectus. However, we cannot advise you as to whether the Selling Shareholders will, in fact, sell any or all of such Ordinary Shares. In addition, the Selling Shareholders identified below may have sold, transferred or otherwise disposed of some or all of their Ordinary Shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. See the section titled “Plan of Distribution.”

This prospectus relates to the possible resale by the Selling Shareholders of up to 7,000,000 Ordinary Shares. The Selling Shareholders may offer and sell, from time to time, any or all of the Ordinary Shares being offered for resale by this prospectus. When we refer to “Selling Shareholders” in this prospectus, we refer to the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors, and others who later come to hold any of the Selling Shareholders’ interest in our securities after the date of this prospectus.

The table below provides, as of the date of this prospectus, information regarding the beneficial ownership of the Ordinary Shares of the Selling Shareholders, the number of Ordinary Shares that may be sold by the Selling Shareholders under this prospectus and that the Selling Shareholders will beneficially own after this offering. We have based percentage ownership on 26,660,000 Ordinary Shares outstanding as of the date of this prospectus.

The Ordinary Shares being registered for resale in connection with this offering will constitute a considerable percentage of our “public float” (defined as the number of our outstanding Ordinary Shares held by non-affiliates). The Selling Shareholders named herein beneficially own an aggregate of 7,000,000 Ordinary Shares which is equal to approximately 26.26% of our outstanding Ordinary Shares, as of the date of the prospectus. The Selling Shareholders will be able to sell its Ordinary shares for so long as the registration statement of which this prospectus forms a part is available for use.

Because the Selling Shareholders may dispose of all, none or some portion of his Ordinary Shares, we cannot advise you as to whether the Selling Shareholders will in fact sell any or all of such Ordinary Shares. No estimate can be given as to the number of securities that will be beneficially owned by the Selling Shareholders upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the Ordinary Shares covered by this prospectus will be beneficially owned by the Selling Shareholders and further assumed that the Selling Shareholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

	Ordinary Shares
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Voyage Advisors Limited(1)	1,225,000	1,225,000	0	0
Value Global Gain Limited(2)	1,225,000	1,225,000	0	0
Real Treasure Corporation Limited(3)	1,150,000	1,150,000	0	0
Mighty Leader Capital Limited(4)	1,150,000	1,150,000	0	0
Well Fortune Industries Limited(5)	1,175,000	1,175,000	0	0
Emperor Victory Capital Limited(6)	1,075,000	1,075,000	0	0
Total		7,000,000

(1)	Voyage Advisors Limited, a company incorporated in Hong Kong whose registered office is situated at Unit 1806, 18/F., 9 Wing Hong Street, Cheung Sha Wan Hong Kong, is wholly owned by Cheung Chun Kwan.

(2)	Value Global Gain Limited, a company incorporated in the British Virgin Islands whose registered office is situated at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands, is wholly owned by Kwok Kin Pong.

(3)	Real Treasure Corporation Limited, company incorporated in Hong Kong whose registered office is situated at Rooms 1914-15, Gala Place, 56 Dundas Street, Kowloon, Hong Kong, is wholly owned by Tang Tze Yin.

(4)	Mighty Leader Capital Limited, a company incorporated in the British Virgin Islands whose registered office is situate at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands, is wholly owned by Chan Chun Kai.

(5)	Well Fortune Industries Limited, a company incorporated in Hong Kong whose registered office is situated at 14/F., Harbour Commercial Building, 122- 124 Connaught Road Central, Hong Kong, is wholly owned by Tao Wah Hay Ivan.

(6)	Emperor Victory Capital Limited, a company incorporated in the British Virgin Islands whose registered office is situated at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands, is wholly owned by Ho Wai Man Olive.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

PLAN OF DISTRIBUTION

The Ordinary Shares offered by this prospectus are being offered by the Selling Shareholders. We are not selling any securities under this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholders of the shares of Ordinary Shares, although we would receive the proceeds from any cash exercise of such warrants. We will bear all fees and expenses incident to our obligation to register the Ordinary Shares.

The Selling Shareholders may sell all or a portion of the Ordinary Shares held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Ordinary Shares are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Ordinary Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share; and

●	a combination of any such methods of sale.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Ordinary Shares or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares in the course of hedging the positions they assume. The Selling Shareholders may also sell our Ordinary Shares short and deliver these securities to close out it short positions, or loan or pledge the Ordinary Shares to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Shareholders from the sale of the Ordinary Shares offered by them will be the purchase price of the Ordinary Shares less discounts or commissions, if any. The Selling Shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Ordinary Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440, and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved, and in no case will the maximum compensation received by any broker-dealer exceed seven percent (7%). The Selling Shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 or any other exemption from registration under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Any underwriters, agents, or broker-dealers, and any Selling Shareholders who are affiliates of broker-dealers, that participate in the sale of the Ordinary Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Each Selling Shareholders has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We agreed to use commercially reasonable efforts to keep the registration statement of which this prospectus forms a part effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for our Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Ordinary Shares by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

To the extent required, the shares of our Ordinary Shares to be sold, the name of the Selling Shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Ordinary Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Ordinary Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Shareholders against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act.

The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholders for brokerage, accounting, tax, or legal services or any other expenses incurred by the Selling Shareholders in disposing of the Ordinary Shares. We will bear all other costs, fees, and expenses in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our independent registered public accountants.

DESCRIPTION OF SHARE CAPITAL

“Description of Share Capital” is incorporated by reference to Exhibit 2.1 from the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission on May 16, 2025 (File No: 001-42602).

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and non-accountable expense allowance that we expect to incur in connection with this offering. With the exception of the SEC registration fee, all amounts are estimates.

SEC Registration Fee	$4,865
Legal Fees and Expenses	$30,000
Accounting Fees and Expenses	$20,000
Transfer Agent Expenses	$5,000
Miscellaneous Expenses	$5,135
Total Expenses	$65.000

*	Estimated expenses are not presently known because they depend upon, among other things, the number of offerings that will be made pursuant to this registration statement, the amount and type of securities being offered, and the timing of such offerings; we cannot compute the total until the exact expenses are known.

LEGAL MATTERS

Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. The validity of the Ordinary Shares offered hereby and certain legal matters as to Cayman Islands law will be opined upon for us by Ogier. Ortoli Rosenstadt LLP may rely upon Ogier with respect to matters governed by the law of the Cayman Islands. We are represented by Khoo & Co. with respect to certain legal matters as to the laws of Hong Kong. Ortoli Rosenstadt LLP may rely upon Khoo & Co. with respect to matters governed by Hong Kong law.

EXPERTS

The consolidated financial statements of Everbright Digital Holdings Limited at December 31, 2024, 2023 and 2022, appearing in this prospectus have been audited by OneStop Assurance PAC, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The offices of OneStop Assurance PAC are located at 10 Anson Road, #13-09 International Plaza, Singapore 079903.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC an annual report and registration statement on Form F-1 (including amendments and exhibits to the registration statement) under the Securities Act with respect to the Ordinary Shares offered hereby. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Ordinary Shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. However, statements in the prospectus contain the material provisions of such contracts, agreements and other documents.

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b), and (c) of the Exchange Act, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We have maintained our website at https://www.imperialcristalcaviar.com/ and https://ir.imperialcristalcaviar.com. The registration statement and the documents referred to under “Incorporation of Certain Information by Reference” are also available on our website. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

No dealers, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference into this prospectus the financial statements and other information included in the documents listed below:

●	Our Annual Report on Form 20-F for the year ended December 31, 2024, as filed with the SEC on May 16, 2025 (File No: 001-42602);

●	Our Registration Statement on Form F-1 as filed with the SEC on February 25, 2025 (to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act);

●	Our Amended Registration Statements on Form F-1 as filed with the SEC on March 14, 2025 and March 21, 2025 (to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act); and

●	Our Current Reports on SEC Form 6-K as filed with the SEC on April 21, 2025, April 24, 2025 and May 22, 2025.

The financial statements included in the Form 20-F that are incorporated by reference into this prospectus are as follows:

●	Report of Independent Registered Public Accounting Firm (PCAOB ID: 6732);

●	Consolidated Balance Sheets as of December 31, 2024 and 2023;

●	Consolidated Statements of Operation and Other Comprehensive Income(loss) for the financial years ended December 31, 2024, 2023 and 2022;

●	Consolidated Statements of Changes in Shareholders’ Equity for the financial years ended December 31, 2024, 2023 and 2022;

●	Consolidated Statements of Cash Flows for the financial years ended December 31, 2024, 2023 and 2022; and

●	Notes to the Consolidated Financial Statements for the financial years ended December 31, 2024, 2023 and 2022.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. As you read the above documents, you may find inconsistencies in information from one document to another. This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a documents states that one of its exhibits is incorporated into the document itself). Such request should be directed to: Everbright Digital Holdings Limited, Units 714 & 715, 7F, Hong Kong Plaza, 188 Connaught Road West, Hong Kong, telephone number: +852 36158567.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Everbright Digital Holding Limited

7,000,000 Ordinary Shares

Prospectus dated June 11, 2025